                                                                   Exhibit 14(c)

          [NATIONWIDE LIFE AND ANNUITY COMPANY OF AMERICA LETTERHEAD]




                     CONSENT OF SCOTT V. CARNEY, FSA, MAAA


                               February 7, 2003




Nationwide Life and Annuity Company of America
300 Continental Drive
Newark, DE 19713

Directors:


     I hereby consent to the reference to my name under the caption "Experts" in the statement of additional information included in Pre-Effective Amendment
No. 2 to the Registration Statement on Form N-6 for certain flexible premium variable life insurance policies issued through the Nationwide Provident VLI Separate Account A (File No. 333-98631).




                                                 /s/ Scott V. Carney
                                                 ---------------------------
                                                 Scott V. Carney, FSA, MAAA
                                                 Actuary